UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2015

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement

On November 6, 2015 (the “Amendment Effective Date”), Sprint Nextel Corporation, now known as Sprint Communications, Inc. (the “Company”), entered into a Fourth Amendment (the “Amendment”) to that certain Employment Agreement by and between the Company and Joseph J. Euteneuer, Senior Financial Advisor and former Chief Financial Officer, dated as of December 20, 2010 and amended on November 20, 2012, November 11, 2013, and November 14, 2014 (the “Agreement”). The Amendment amends the Agreement and restricted stock unit award agreements for grants on July 24, 2013, May 20, 2014, and May 20, 2015 (the “RSU Award Agreements”) to provide that, for purposes of calculation of pro rata payouts under the Company’s short-term incentive plan and the awards under the RSU Award Agreements, Mr. Euteneuer will be treated as if his last day of employment with the Company was October 31, 2015, rather than his actual last day which will be December 9, 2015. In addition, the Amendment provides that Mr. Euteneuer will no longer receive vacation accruals under the Company’s Paid Time Off policy, effective as of October 31.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the full terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Fourth Amendment to Employment Agreement, effective November 6, 2015 by and between Sprint Nextel Corporation, now known as Sprint Communications, Inc. and Joseph Euteneuer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2015	Sprint Corporation
By: /s/ Timothy P. O’Grady Timothy P. O’Grady, Vice President and Corporate Secretary